Exhibit 10.1

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “(**)” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

ASSET PURCHASE AGREEMENT

This Agreement is entered into on the 15th day of March, 2008, between (*NAME CONFIDENTIAL*), a corporation organized under the laws of (*STATE CONFIDENTIAL*), with its principal office located at (*ADDRESS CONFIDENTIAL*) (“(*NAME CONFIDENTIAL*)” and/or “Seller”), and (*NAME CONFIDENTIAL*), the sole shareholder of (*NAME CONFIDENTIAL*) (“(*NAME CONFIDENTIAL*)”) , and (*NAME CONFIDENTIAL*), a limited liability company organized under the laws of ~~Colorado~~ HANDWRITTEN AND INITIALED: MO (*NAME CONFIDENTIAL*) (*STATE CONFIDENTIAL*), a subsidiary of VCG Holding Corp., a Colorado corporation (“Buyer”).

In consideration of the mutual covenants of the parties, Seller, (*NAME CONFIDENTIAL*), and Buyer agree:

1.	Sale of Business.

Seller shall sell, assign, and deliver to Buyer and Buyer shall purchase and accept, on the Closing Date, all the assets and properties owned by or in which (*NAME CONFIDENTIAL*) has any right, title, or interest, inchoate or otherwise, of every kind and description, wherever located, including all property tangible or intangible and real or personal, good will, processes, designs, claims, contract rights, the right to use the name (*NAME CONFIDENTIAL*), or any similar name or names in connection with the adult cabaret business, and all other names, trademarks, or copyrights used by Seller in connection with its business or products (hereinafter referred to as the Business), all as more specifically described and set forth in Exhibit 1, which is attached and incorporated by reference. Notwithstanding this provision, those specific assets identified in Exhibit “1(a) ,” Excluded Assets, shall remain the property of the Seller and not be transferred to the Buyer as part of this transaction.

2.	Partial Payment at Closing with Post-Closing Adjustment to Purchase Price.

(a) The Purchase Price for the assets purchased in Section 1 above (Purchased Assets) shall be calculated for the trailing twelve (12) months prior to the last day of the month proceeding the closing month. The formula for computing the Purchase Price shall calculated as set forth in detail in Exhibit 2(a), Net Income Statement.

(b) The Purchase Price to be paid to Seller by Buyer as set forth in (a) above shall be adjusted as provided herein to reflect changes in the value and content of the Purchased Assets which might be reflected on the Balance Sheet (Exhibit 2(b)) and the net income stated in the Net Income Statement and shall be paid in the following manner:

(1) Initial Payment. At the Closing, Buyer shall pay to Seller an amount equal to eighty-five (85%) percent of the Purchase Price as determined in (a) above (the Initial Payment) by wire transfer of immediately available funds to (*NAME CONFIDENTIAL*), or as otherwise directed by Seller in writing to Buyer (the Payment Account).

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CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “(**)” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

(2) Final Payment. Within fifteen (15) business days after the Closing Date, Seller shall prepare and deliver to Buyer a Final Closing Balance Sheet and Final Closing Net Income Statement prepared in the same manner as set forth in Exhibits 2(a) and 2(b) (Final Statements). Subject to subsection (c) hereof, within ten (10) business days of delivery of the Final Statements to Buyer, Buyer shall pay to Seller (the date of payment being hereinafter referred to as the Final Payment Date), by wire transfer of immediately available funds to the Payment Account or as otherwise directed by Seller in writing to Buyer, an amount equal to the Purchase Price less the Initial Payment (the Final Payment), together with interest thereon as hereinafter specified, or Seller shall pay to Buyer by wire transfer of immediately available funds to an account as directed by Buyer in writing to Seller, an amount equal to the excess of the amount paid to Seller pursuant to (b)(1) above over the Purchase Price, together with interest thereon as hereinafter specified, as the case may be. The Final Payment or the excess amount, as the case may be, shall bear interest at the rate of ten (10%) percent per annum from the Closing Date until paid.

(c) If Buyer shall object to the Final Statements as delivered to it, Buyer shall give written notice of its objections, setting forth in reasonable detail the nature and basis for such objections (an Objection Notice), to Seller within five (5) business days of Buyer’s receipt of the Final Statements and may withhold payment of only that portion of the Final Payment objected to, the balance of which, to the extent paid, shall bear interest at the rate specified in (b)(2) above. Within five (5) business days after Seller’s receipt of an Objection Notice, Seller and Buyer shall meet and attempt to resolve any disputes reflected in the Objection Notice. If such disputes are not resolved within ten (10) business days after Seller’s receipt of the Objection Notice, Seller and Buyer shall, prior to the expiration of said ten-day period, each select a certified public accounting firm (the Selected Firms) to discuss the Objection Notice. If the Selected Firms cannot reach agreement as to the Final Statements within thirty (30) business days after referral of the Final Statements resolving all issues raised in the Objection Notice to them, the two Selected Firms shall forthwith refer the dispute to a certified public accounting firm for resolution, such firm to resolve all disputes raised by the Objection Notice within thirty (30) business days after such disputed items are referred to it. Each party shall pay the costs of any accounting firm chosen by it and shall bear equally the costs of any third selected accounting firm. All decisions agreed to by both Selected Firms or the decision of the third accounting firm as the case may be shall be conclusive and binding upon Seller and Buyer. The balance of the final payment, or the excess due from Sellers, as the case may be, shall be paid, together with interest thereon at the rate specified in (b)(2) above, within five (5) business days after the final decision of the Selected Firms or the third accounting firm, whichever occurs first.

(d) Buyer and its designees shall have the right to participate in the preparation of the Final Statements cited in (c) above. Sellers shall give Buyer and its designees at least five (5) business days advance written notice prior to the preparation of the aforementioned Final Statements. Sellers shall allow Buyer and its designees, the Selected Firms and any accounting firm designated by the Selected Firms to resolve a dispute access to all audit work papers all underlying documentation therefor relating to the Final Statements.

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CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “(**)” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

3.	Instruments of Transfer.

The sales, assignments, and deliveries to be made to Buyer pursuant to this agreement shall be effected by deeds, bills of sale, endorsements, checks, and other instruments of transfer in such form as Buyer shall reasonably request. Buyer shall prepare appropriate forms of instruments of transfer and conveyance in conformity with this agreement and shall submit them to Seller for examination at least five (5) business days in advance of the closing date. Any time and from time to time after the Closing Date, on Buyer’s request, Seller will do, execute, acknowledge, and deliver all such further acts, deeds, assignments, transfers, and powers of attorney as may be required in conformity with this agreement for the adequate assigning, transferring, granting, and confirming to Buyer of the assets and properties sold to Buyer.

4.	Assignment of Contract Rights.

(a) Buyer will not assume any liabilities, contracts, licenses, leases, commitments, or sales or purchase orders of Seller except as shown on Exhibit 4(a) and specifically agreed to by Buyer, as evidenced by Buyer’s signature on said Exhibit 4(a) (Contract Rights).

(b) If any Contract Rights accepted by Buyer under this Agreement may not be assigned without the consent of the other party thereto, Seller will use their best efforts to obtain the consent of the other party to the assignment. If any such consent cannot be obtained, the Purchase Price under this Agreement shall be adjusted downward by the amount allocated to the affected Contract Rights in Exhibit 4(a).

(c) In addition to the above, the Buyer must be able to have the lease dated (*DATE CONFIDENTIAL*) between (*NAMES CONFIDENTIAL*) (hereinafter Lease) assigned to it on terms that are acceptable to Buyer in its sole and absolute discretion as a condition precedent to the obligation to Closing. Notwithstanding the above, Buyer will have at least 16 years on the Lease post closing.

(d) Seller will cooperate with Buyer in obtaining the consents and modifications of the Agreement described in this Section 4 accepted by the Buyer, including the Lease.

5.	Due Diligence.

(a) The Buyer shall have thirty (30) business days (the Due Diligence Period) after delivery of this executed Agreement and all Exhibits hereto, which Exhibits will be delivered to Buyer no later than fifteen (15) business days after execution of this Agreement, to perform its due diligence as regarding this Agreement. During the Due Diligence Period, the Buyer will be allowed to place in the Business at its expense one of its employees to observe and inspect the operation of the Business.

(b) On or before the end of the Due Diligence Period, the Buyer shall deliver to Seller a written notice of one of the following:

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CONFIDENTIAL TREATMENT REQUESTED

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(1) Accepting the Agreement, as executed; or

(2) Stating its additional requirements in order for it to close, which requirements will be accepted or rejected by Seller, or waived by the Buyer, within ten (10) business days of such notice, or

(3) Reject this Agreement, in which case this Agreement shall be null and void.

(c) During the Due Diligence Period, Seller will allow Buyer’s representatives full and complete access to all of Seller’s business and records, operational manuals and procedures, personnel and professionals in order to allow Buyer to fully explore and review the Business.

(d) If Buyer accepts the Agreement on or before the end of the Due Diligence Period, it will be allowed to continue to maintain, at its expense, its employee on-site at the Business with full access to all aspects of the Business for the purposes as set forth in (a) above.

(e) Notwithstanding anything contained herein to the contrary, this Section shall be subject to Buyer’s obligation to close as set forth in Sections 8 and 10, the Buyer’s obligation to close being absolutely contingent upon the satisfactory compliance with the terms of those Sections.

(f) If the final adjusted Purchase Price changes more than 10% from the amount set forth in Exhibit 2(a), Net Income Statement, as the year end for 2007 as determined on the final Net Income Statement, either party may elect to terminate this deal by giving written notice prior to the Closing.

6.	Books and Records.

Seller shall have the right to retain minute books, stock books, and other corporate records of Seller having exclusively to do with a corporate organization or capitalization. Buyer shall have reasonable access to and the right to make extract copies of all books, records, and documents of the Seller during the Due Diligence Period set forth in Section 5 and the right to retain the extracted documents after Closing.

7.	Waiver of Compliance With Bulk Sales Laws.

Buyer hereby waives its right to require compliance with any bulk sales or similar laws and in consideration therefor, Seller and (*NAME CONFIDENTIAL*) agree that Seller and (*NAME CONFIDENTIAL*) shall indemnify and save and hold Buyer harmless from any liabilities (including without limitation statutory penalties, damages or expenses (including reasonable attorneys’ fees), arising from the failure of Buyer or Seller to comply with any bulk sales or similar law applicable to the transactions contemplated by this Agreement; provided, however, that Buyer shall not have any claim against Seller under this Section 7 with respect to any assumed Contract Rights under Section 4 hereof (but only to the extent of the assumed Contract Rights).

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CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “(**)” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

8.	Detailed Closing Procedures and Deliveries.

8.1 Closing/Closing Date. Subject to fulfillment of the conditions to Closing specified in this agreement and pursuant to the other terms and conditions hereof, the Closing of the transaction provided for in this Agreement (the Closing) shall take place at the offices of (*ADDRESS CONFIDENTIAL*) within 10 days, but no later than July 31, 2008 , or at such other date and time as may be agreed upon in writing by the parties hereto (the Closing Date), such Closing to be effective as of the close of business on the Closing Date.

8.2 Conditions to Closing. The obligations of Buyer to purchase the Purchased Assets and to assume, pay, perform and discharge, when due, the assumed Contract Rights, and of Seller to sell, transfer and assign the Purchased Assets as provided in this Agreement are subject to the satisfaction, at the Closing (except where specifically required or permitted to be satisfied prior to or after the Closing), of all of the respective obligations of Buyer and Seller set forth below:

(a) Delivery of Purchased Assets to Buyer. Seller shall deliver the Purchased Assets, by duly executed Bill of Sale, Assignment and Assumption Agreement and other appropriate assignments or other instruments of transfer and documents which conform to the requirements of the Agreement, including executed counterparts of all novation agreements with the United States government, its agencies and instrumentalities, and any other persons requiring them. Simultaneously with the consummation of the transfer, Seller, through its officers, agents, and employees, will put Buyer into full possession and enjoyment of all Purchased Assets to be conveyed and transferred by this Agreement.

(b) Delivery of Purchase Price and Assumption of Liabilities. Buyer shall deliver to Seller immediately available funds in the amount of the Purchase Price, and a duly executed Assignment and Assumption Agreement and other appropriate documents which conform to the requirements of the Agreement.

(c) Certificate from Seller. Seller shall deliver to Buyer a certificate, dated the Closing Date, and signed by a duly authorized officer of Seller certifying that:

(1) The representations and warranties made by Seller herein or in any Exhibit or Schedule hereto remain true in all material respects on the Closing Date as though made on such date except for changes contemplated by the Agreement;

(2) Seller have performed and complied in all material respects with all agreements, covenants and conditions required by the Agreement to be performed or complied with by Seller on or prior to the Closing;

(3) No litigation, proceedings or other actions are pending against or affecting the Seller which have resulted or reasonably could be expected to result either in an action to enjoin or the prevention of the consummation of the transactions contemplated by the Agreement;

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CONFIDENTIAL TREATMENT REQUESTED

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(4) Seller have received all consents required by the federal government, any state or local governmental body or any foreign government to the transactions contemplated by the Agreement, and such consents are in full force and effect; and

(5) That from the date of this Agreement through the Closing Date, Seller have managed and conducted the Business in the ordinary course as heretofore managed and conducted as though no change of ownership of the Business were contemplated, and has used commercially reasonable efforts to preserve all employee, vendor and customer relationships.

(d) Certificate of Buyer. Buyer shall deliver to Seller a certificate, dated the Closing Date, signed by a duly authorized officer of Buyer certifying that:

(1) The representations and warranties made by Buyer herein or in any Exhibit or Schedule hereto remain true in all material respects on the Closing Date as though made on such date except for changes contemplated by the Agreement;

(2) Buyer has performed and complied in all material respects with all agreements, covenants and conditions required by the Agreement to be performed or complied with by Buyer on or prior to the Closing;

(3) No litigation, proceedings or other actions are pending against or affecting the Buyer which have resulted or reasonably could be expected to result either in an action to enjoin or the prevention of the consummation of the transactions contemplated by the Agreement; and

(4) Buyer has received all consents required by the federal government, any state or local governmental body or any foreign government to the transactions contemplated by the Agreement, and such consents are in full force and effect.

(e) Intentionally omitted.

(f) Corporate Resolutions. Buyer and Seller shall deliver to each of the other parties hereto copies of their respective corporate resolutions, certified by the appropriate corporate officer, authorizing the execution and delivery of the Agreement and the consummation of the transactions contemplated hereby.

(g) Assignments and Guarantees. Sellers shall deliver all assignments and original copies of any guarantees or warranties relating to the Purchased Assets.

(h) Plans, Etc. Sellers shall deliver any and all plans, permits, tests, certificates or approvals as required by this Agreement.

(i) Assumption of Contract Rights. Buyer shall execute and deliver to Seller the Assignment and

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CONFIDENTIAL TREATMENT REQUESTED

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Assumption Agreement required by this Agreement and other assumption instruments which conform to the requirements of the Agreement.

(j) Transfer of Licenses. Seller shall, to the extent permitted by law, transfer to Buyer all Licenses necessary for the continued conduct of the Business.

(k) Other Agreements. Buyer and Seller shall enter into such other agreements, or execute and deliver such documents or items, as may be contemplated by the Agreement to effect the transactions contemplated hereby.

(l) Government Consents. Buyer shall have received any governmental consents required to be obtained pursuant to the Agreement and necessary to operate the Business in the same manner as operated by the Seller prior to Closing.

9.1	Representations of Seller and (*NAME CONFIDENTIAL*).

Seller and (*NAME CONFIDENTIAL*) represent, warrant, and agree that to the Seller’s and (*NAME CONFIDENTIAL*) the following is true and correct:

(a) (*NAME CONFIDENTIAL*) is a corporation duly organized, existing, and in good standing under the laws of (*STATE CONFIDENTIAL*), and is authorized and entitled to carry on its business in (*STATE CONFIDENTIAL*). (*NAME CONFIDENTIAL*) has no subsidiaries. Its capital stock authorized and outstanding consists of shares of common stock, of which all shares are owned by (*NAME CONFIDENTIAL*). The execution and the delivery of this agreement by (*NAME CONFIDENTIAL*), and the consummation of the transactions contemplated by this Agreement, have been duly authorized by its board of directors and by (*NAME CONFIDENTIAL*), its sole shareholder. Seller has full power and authority to enter into this Agreement and to carry out all the terms and provisions hereof to be carried out by it, and all authorizations and consents necessary for the execution and delivery of this Agreement by it have been given. This Agreement, assuming due authorization, execution, and delivery by the other parties hereto, constitutes a legal, valid, and binding agreement of Seller, enforceable against Seller in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, and similar laws affecting creditors, rights generally from time to time in effect and to equitable principles limiting the availability of the remedy of specific performance).

(b) The 2007 Tax Return and the financial statements of (*NAME CONFIDENTIAL*) delivered for review by Buyer during the course of the negotiations and Due Diligence Period regarding this Agreement, fairly reflect the financial position of (*NAME CONFIDENTIAL*) as of the date of those periods and the result of operations during those periods.

(c) Seller has good and marketable title are free and clear of all mortgages, liens, and encumbrances to all of the property set forth and described in Exhibit 1, which is attached and incorporated by reference.

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(d) (*NAME CONFIDENTIAL*) is not a party to any employment agreement, labor union agreement, agreement for the future purchase of materials, supplies, or equipment, sales agreement, pension, profit-sharing, or retirement plan or agreement, distributorship or sales agency agreement, or lease agreement that relates to any period beyond the Closing Date, whether written or oral.

(e) To Seller and (*NAME CONFIDENTIAL*) knowledge, (*NAME CONFIDENTIAL*) enjoys a good relationship with all of its vendors and licensing authorities and local law enforcement agencies, and there have been no significant difficulties experienced that would indicate that this good relationship will not continue past the Closing Date. To Seller and (*NAME CONFIDENTIAL*) knowledge, Seller does not have, nor has Seller ever had, any agreement, arrangement, or understanding with any of the above with respect to special allowances, preferential or special treatment, and nothing has been done or said by Seller to cause any of the above to expect any such special conditions as a prerequisite for its continued operation of the Business.

(f) To Seller’s and (*NAME CONFIDENTIAL*) knowledge, (*NAME CONFIDENTIAL*) is not in default under any contract, agreement, lease, or other document to which it is a party, and has complied with all laws, regulations, and ordinances applicable to its business to the date of this agreement.

(g) Since the date of the Tax Return for 2007 and Balance Sheet set out in Exhibit 2(b), (*NAME CONFIDENTIAL*) has not issued any stock, bonds, or other corporate securities, incurred any obligations or liability except current liabilities in the ordinary course of business, declared or made any payment or distribution to stockholders, purchased or redeemed any shares of capital stock, mortgaged or pledged any of its assets, tangible or intangible, sold or transferred any assets or canceled any debts or claims except in the ordinary course of business, sold, assigned, or licensed any trademarks or other tradenames, suffered any extraordinary losses or waived any rights except in the ordinary course of business, or entered into any other transaction except in the ordinary course of business.

(h) To the Seller and (*NAME CONFIDENTIAL*) knowledge, since the date of the Tax Return for 2007 and Balance Sheet set out in Exhibit 2(b), there has been no substantial change in the financial policies, account relations, or marketing activities of (*NAME CONFIDENTIAL*) or the Business.

(i) Intentionally omitted.

(j) Since the date of the Tax Return for 2007 and Net Income Statement as set out in Exhibit 2(a), there has been no substantial loss of income in the Business.

(k) (*NAME CONFIDENTIAL*), as of the date hereof, has timely and accurately filed all federal, state, foreign and local tax returns and reports required to be filed by it prior to such date, and has timely and accurately paid or made adequate provision for payment of any such taxes. (*NAME CONFIDENTIAL*) has collected or withheld all amounts required to be collected or withheld by it for any taxes and all such amounts have been paid to the appropriate governmental agencies or reserved for future payment when due. There are, and on the Closing Date will be, no due and unpaid taxes, additions

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to tax, penalties, or interest payable by (*NAME CONFIDENTIAL*). Unpaid taxes not yet due will be accrued on (*NAME CONFIDENTIAL*) books as of the Closing Date. (*NAME CONFIDENTIAL*) is in compliance with, and its records contain all information and documents necessary to comply with, all applicable information reporting and tax withholding requirements. The Balance Sheet set forth in Exhibit 2(b) shall fully and properly reflect, as of the date thereof, the liabilities for all accrued taxes, additions to tax, penalties and interest of (*NAME CONFIDENTIAL*).(* NAME CONFIDENTIAL*) is not, nor will it become, subject to any additional taxes, interest, penalties or other similar charges as a result of filing or failing to file timely or accurately, as required by applicable law, any tax return or to pay timely any amount required to be paid with respect thereto, including, without limitation, any such taxes, interest, penalties or charges resulting from the obtaining of an extension of time to file any return or to pay any tax. No assessments or notices of deficiency or other communications have been received by (*NAME CONFIDENTIAL*) with respect to any such return. Seller and (*NAME CONFIDENTIAL*) agree to be jointly and severally liable to hold Buyer harmless from the payment of any taxes, interest, penalties or other charges due or arising from its operations of the Business through the Closing Date.

9.2	Buyer’s Representations and Warranties.

Buyer hereby represents and warrants to Seller that the following is true and correct:

(a) Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of Colorado, with full corporate power to enter into, and to perform its obligations under, the Agreement.

(b) The execution, delivery and performance of the Agreement by Buyer have been duly authorized by all necessary action and do not, and will not, violate or conflict with the provisions of the Buyer’s Articles of Organization or Operating Agreement or the provisions of any indenture, agreement, or other instrument to which Buyer is a party or by which any of its property is bound. The Agreement constitutes a legal, valid and binding obligation of Buyer.

(c) Buyer has not engaged or otherwise used the services of any broker or finder in connection with the Agreement or the transactions contemplated hereby which in any manner shall obligate Seller for any such costs and Buyer agrees to indemnify and hold harmless Seller and (*NAME CONFIDENTIAL*) from and against any liability for any fee, compensation, commission or expense (including attorneys’ fees) arising out of any claim by any person acting or claiming to act on behalf of Buyer for fees, compensation, commission or expense with respect to the Agreement or the transactions contemplated hereby.

(d) Intentionally omitted.

(e) There is no action, arbitration, suit, notice, order, or legal, administrative or other proceeding before any court or governmental agency, authority or body pending or, to Buyer’s knowledge, threatened against or affecting Buyer which would prevent or interfere with the transactions

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contemplated by this Agreement.

(f) Buyer agrees to undertake and complete all of its due diligence in connection with the purchase of the assets and assumption of specified liabilities of the Seller and will notify Seller in writing if it has not been provided access to any books, records and agreements of every kind and nature that it deems material to the closing of this transaction. Buyer will have conducted an independent investigation of all facts it deems material to this transaction prior to the Closing Date and agrees to have all of the records reviewed by the accountants and/or attorneys of itschoice. No representations or promises of any kind or nature have been made by Seller, or any agent or representative of Seller, other than those representations and promises expressly set forth in this agreement. Buyer has not relied upon any representations of Seller, or any of Seller’s agents, in connection with the execution of this agreement or the decision to enter into this agreement other than the those expressly set forth in this agreement.

9.3	Indemnification.

(a) Indemnity by Seller and (*NAME CONFIDENTIAL*). Seller and (*NAME CONFIDENTIAL*) shall jointly and severally indemnify, defend and hold harmless Buyer against and in respect of any and all obligations including interest, penalties and reasonable attorneys’ fees, that Buyer shall incur or suffer, which arise or result from, or relate to:

(1) Any obligations incurred prior to the Closing;

(2) Any breach by the Seller of any of its representations or warranties contained in the Agreement, or the failure of the Seller to perform any covenant or agreement contained in the Agreement, or in any schedule, certificate exhibit or other instrument furnished or to be furnished by Seller under the Agreement; and

(3) Any and all claims of whatever nature, asserted (with or without the commencement of legal action) against Buyer with respect to the Purchased Assets.

(b) Indemnity by Buyer. Buyer shall indemnify, defend and hold harmless Seller and (*NAME CONFIDENTIAL*) against and in respect of any and all Liabilities, including interest, penalties and reasonable attorneys’ fees, that Seller and (*NAME CONFIDENTIAL*) shall incur or suffer, which arise or result from, or relate to

(1) Any obligations incurred after the Closing;

(2) Any breach by Buyer of any of its representations and warranties contained in the Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by it under the Agreement or the failure of the Buyer to perform any covenant or agreement contained in the Agreement; or

(3) Any and all claims, of whatever nature, asserted (with or without the commencement of

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legal action) against Seller with respect to the Contract Rights assumed by Buyer pursuant to Section 4.

10.	Conditions Precedent to Buyer’s Obligations.

The obligations of Buyer under this Agreement are conditioned on the following all having occurred on or before the Closing Date:

(a) All actions, proceedings, instruments, and documents required of Seller under this Agreement shall be in a form approved by counsel for Buyer, provided that such approval shall not be unreasonably withheld.

(b) The representations and warranties made by Seller in this Agreement shall be substantially correct on the Closing Date, except as affected by transactions contemplated in this Agreement and changes occurring in the ordinary course of business, with the same force and effect as though the representations and warranties had been made on the Closing Date.

(c) The instruments executed and delivered to Buyer by each of Seller pursuant to this Agreement are valid in accordance with their terms and effectively vest in Buyer good and marketable title to the assets and business as contemplated by this Agreement, free and clear of any liabilities, obligations, and encumbrances, except those liabilities and obligations expressly assumed by Buyer as provided in this Agreement.

(d) Buyer has received all required and necessary permits and licenses to operate the Business in the same manner as prior to the Closing satisfactory to the Buyer, at its sole and absolute discretion, including but not limited to, the right and privilege to operate an adult sexually oriented business as that term is defined in accordance with federal, state, county and city statutes, laws, ordinances and regulations without limitations other than those imposed of the Business prior to the Closing.

(e) The Buyer has received all necessary and required assignments and documents satisfactory to the Buyer, in its sole and absolute discretion, to the assumption and assignment of the Lease.

(f) Buyer’s obligation to close shall be contingent upon Buyer’s obtaining satisfactory financing, in the Buyer’s sole and absolute discretion. Buyer must notify the Seller in writing of its inability to obtain satisfactory financing no later than ten (10) days before the Closing Date or this contingency shall be automatically removed.

11.	Risk of Loss.

(a)	The risk of loss of the Purchased Assets prior to the Closing shall remain with the Seller.

(b)	In the event of loss prior to the Closing:

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(1) If there occurs a material loss of the Purchased Assets as determined in the Buyer’s sole and absolute discretion; or

(2) If there occurs a material change in the Business determined in the same manner as set forth in (1) above,

the Buyer shall have the right to terminate this Agreement and neither the Buyer nor the Seller shall have any further obligations hereunder. In such event, the Buyer shall immediately notify the Seller of its intention not to proceed.

12.	Cooperation of Major Shareholder of (*NAME CONFIDENTIAL*).

Seller shall arrange for (*NAME CONFIDENTIAL*), for a period of one hundred twenty (120) days after the Closing, to work with the Buyer in the transition of the Business to the Buyer, at no expense to the Buyer. (*NAME CONFIDENTIAL *) will make himself available, on a part-time basis, on reasonable notice, to perform services comparable in scope and nature to those that (*NAME CONFIDENTIAL*) has previously performed for the Business.

13.	Covenant Not To Compete.

Seller will obtain (*NAME CONFIDENTIAL*) execution of the Covenant Not To Compete as set forth in Exhibit 13.

14.	Expenses of Negotiation and Transfer.

Each party shall pay the party’s own expenses, taxes, and other costs incident to or resulting from this Agreement, whether or not the transactions contemplated hereby are consummated. The costs of Seller shall include the preparation of documents of transfer and documentary stamp taxes, if any. Buyer’s costs shall include fees for the filing or recording of instruments of transfer, if any.

15.	Notices.

Any notice to be given under this Agreement shall be given in writing and delivered personally or by registered or certified mail, postage prepaid, as follows:

(a) If to Buyer:

Troy Lowrie

Brent Lewis

VCG Holding Corp.

390 Union Blvd., Suite 540

Lakewood, CO 80228

Page Initialed: MO, (*NAME CONFIDENTIAL*)

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “(**)” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

With copies to:

Mike Ocello

1401 Mississippi Avenue #10

Sauget, IL 62201

Martin A. Grusin

780 Ridge Lake Blvd., Suite 202

Memphis, TN 38120

Facsimile: 901-682-3590

(b) If to Seller:

(*NAME AND ADDRESS CONFIDENTIAL *)

With copies to:

(*NAME AND ADDRESS CONFIDENTIAL*)

16.	Entire Agreement.

This instrument contains the entire agreement between the parties with respect to the transaction contemplated. It may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

17.	Confidentiality and Nondisclosure.

All confidential information which shall have been furnished or disclosed by Buyer or Seller to the other pursuant to this Agreement shall be held in confidence, and shall not be disclosed to any person other than their respective employees, directors, legal counsel, accountants or financial advisors, with a need to have access to such information, except for any notices required to be given by the Buyer as a result of its public ownership status.

18.	Venue/Jurisdiction.

This Agreement shall be governed by and construed in accordance with the domestic laws of the State of (*STATE CONFIDENTIAL*) without giving effect to any choice or conflict of law provision or rule (whether of the State of (*STATE CONFIDENTIAL *) or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of (*STATE CONFIDENTIAL *). The parties agree that (*CITY AND STATE CONFIDENTIAL *) and the federal and state courts located therein shall be the exclusive venue for any action arising out of or relating to this Agreement and each party agrees to the personal jurisdiction of such courts.

19.	Attorney Fees.

Page Initialed: MO, (*NAME CONFIDENTIAL*)

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “(**)” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

Should either party be required to engage an attorney to enforce this Agreement the prevailing party shall receive all reasonable costs of enforcement, including, but not limited to a reasonable attorney’s fee.

In witness whereof the parties have executed this agreement at (*CITY AND STATE CONFIDENTIAL*) on the day and year first above written.

(*NAME CONFIDENTIAL*)

By:	/s/ (*NAME CONFIDENTIAL*)
Its:	President

By:	/s/ (*NAME CONFIDENTIAL*)
(*NAME CONFIDENTIAL*)

(*NAME CONFIDENTIAL*)

By:	/s/ Micheal L. Ocello
Its:	Vice President

Page Initialed: MO, (*NAME CONFIDENTIAL*)

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “(**)” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

EXHIBIT 1

[NOT YET AVAILABLE]

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “(**)” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

EXHIBIT 1(a)

[NOT YET AVAILABLE]

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “(**)” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

EXHIBIT 2(a)

[NOT YET AVAILABLE]

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “(**)” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

EXHIBIT 2(b)

[NOT YET AVAILABLE]

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “(**)” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

EXHIBIT 4(a)

[NOT YET AVAILABLE]

CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibit indicated by “(**)” have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

EXHIBIT 13

[SEE EXHIBIT 10.2 TO THIS CURRENT REPORT ON FORM 8-K]